UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2008
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant”) submits the following information:
ITEM 2.05. Costs Associated with Exit or Disposal Activities
On January 31, 2008, the Registrant’s Board of Directors (the “Board”), through a Special Committee formed by the Board, approved a restructuring plan to terminate approximately 80 employees, representing approximately 5% of the Registrant’s total number of employees. All terminations occurred by February 1, 2008. Total severance benefits are estimated to be approximately $0.4 million, all of which is expected to be paid in the Registrant’s third fiscal quarter ending March 27, 2008. The Registrant expects to reduce its annual payroll and related benefit costs by approximately $4.0 million as a result of the terminations. The restructuring was made possible, in part, due to the consolidation of the Registrant’s Chicago area facilities into its new Elgin facility and the Registrant’s efforts to discontinue selling approximately 1,200 items, representing approximately $20 million in annual sales.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
February 1, 2008	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President